INDEPENDENT AUDITORS' CONSENT


Board of Directors and Contract Holders
Select*Life Variable Account

We consent to the incorporation by reference in this Post-effective Amendment No. 3 to Registration Statement on Form S-6 (File No. 333-18517) of Select*Life Variable Account filed under the Securities Act of 1933, of our report dated February 20, 1998 on the audit of financial statements of Select*Life Variable Account as of December 31, 1997 and for the three years then ended, and the use of our report dated February 3, 1998, on the audit of the consolidated financial statements of ReliaStar Life Insurance Company as of December 31, 1997 and for the two years then ended, appearing in the Statement of Additional Information of such Registration Statement.

We also consent to the references to us under the headings "Experts" and "Financial Statements" appearing in the Statement of Additional Information which is part of such Registration Statement.



Deloitte & Touche LLP


Minneapolis, Minnesota
April 15, 1998